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                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      of

                              CKG MEDIA.COM, INC.
                           (a Delaware corporation)



                                   ARTICLE I

                                 Stockholders
                                 ------------


     Section 1.   Place of Meetings. Meetings of stockholders of CKG Media.com,
                  -----------------
Inc. (the "Corporation") shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

     Section 2.   Annual Meetings. Annual meetings of stockholders will be held
                  ---------------
at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may properly be brought before the meeting.

     Section 3.   Special Meetings. Special meetings of the stockholders may be
                  ----------------
called by the Board of Directors, the President or any two officers of the Corporation.

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     Section 4.   Notice of Meetings. Written notice of each meeting of the
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stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors or such other person or persons calling such meeting to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.

     Section 5.   Quorum; Adjournments of Meetings. The holder(s) of a majority
                  --------------------------------
of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time, or place, from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

     Section 6.   Voting. At any meeting of the stockholders every registered
                  ------
owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all corporate action, other than the election of directors, to be taken by vote of the stockholders shall be authorized by a majority of

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the votes cast at such meeting by the holders of shares entitled to vote thereon, a quorum being present.

     Section 7.   Inspectors of Election. The Board of Directors, or, if the
                  ----------------------
Board shall not have made the appointment, the Chairman presiding at any meeting of stockholders, shall have the power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

     Section 8.   Chairman of Meetings. The Chairman of the Board, or if none,
                  --------------------
the President, shall preside at all meetings of the stockholders. In the absence of such officer, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.

     Section 9.   Secretary of Meetings. The Secretary of the Corporation shall
                  ---------------------
act as secretary of all meetings of the stockholders. In the absence of the Secretary, the Chairman of the meeting shall appoint any other person to act as secretary of the meeting.

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                                  ARTICLE II

                              Board of Directors
                              ------------------

     Section 1.   Number of Directors. The number of directors which shall
                  -------------------
constitute the Board of Directors shall be not less than one (1) nor more than ten (10). The Board of Directors shall initially consist of one (1) member; provided, however, that the number of directors may from time to time be increased or decreased by the Board of Directors or by the stockholders.

     Section 2.   Vacancies.  Whenever any vacancy shall occur in the Board of
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Directors by reason of death, resignation, increase in the number of directors or otherwise, it may be filled, first in accordance with the provisions of the First Amended and Restated Securityholders' Agreement, dated as of August 26, 1999, between the Corporation, Vector Capital II, L.P., Richard E. Glassberg, Robert E. Chmiel, R. Scott Ford, Thomas Mannion, Jason Liebowitz, Matthew Spengler, and each of the parties listed on Schedule A and Schedule B attached thereto (as such agreement may be further amended, supplemented or otherwise modified from time to time the "Securityholders' Agreement"); and thereafter to the extent provided in the Securityholders' Agreement, by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, for the balance of the term, or, if the Board has not filled such vacancy or if there are no remaining directors, it may be filled by the stockholders.

     Section 3.   First Meeting. The first meeting of each newly elected Board
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of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of

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stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

     Section 4.   Regular Meetings. Regular meetings of the Board of Directors,
                  ----------------
other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

     Section 5.   Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by order of the Chairman, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

     Section 6.   Place of Conference Call Meeting. Any meeting at which one
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or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be

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deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

     Section 7.   Organization. Every meeting of the Board of Directors shall be
                  ------------
presided over by the Chairman of the Board or the President. In the absence of any of such officers, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 8.   Quorum; Vote. A majority of the directors then in office (but
                  ------------
in no event less than two-thirds of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

     Section 9.   Removal of Directors. Any one or more of the directors shall
                  --------------------
be subject to removal with or without cause at any time by the stockholders.

     Section 10.  Committees of Directors.   The Board of Directors may, by
                  -----------------------
resolution passed by a majority of the Board, designate one or more committees, each committee to consist

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of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an Agreement of Merger or Consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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                                  ARTICLE III

                                    Notices
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     Section 1.   General.  Whenever, under the provisions of the statutes or
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of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but notice to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an overnight courier service. Notice to directors may also be given personally or by telephone, telegram, telex or facsimile.

     Section 2.   Waiver of Notice. Whenever any notice is required to be given
                  ----------------
under the provision of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE IV

                                   Officers
                                   --------

     Section 1.   General. The Board of Directors shall elect the officers of
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the Corporation, which shall include a President, a secretary and a treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Managing Directors, one or

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more Vice-Chairmen of the Board, a Chief Executive Officer, a Chief Operating
Officer, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     Section 2.   Term of Office; Removal and Vacancy. Each officer shall hold
                  -----------------------------------
his office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier resignation or removal. Any officer of agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

     Section 3.   Powers and Duties. Each of the officers of the Corporation
                  -----------------
shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the Chairman, or if none, the President, shall be the chief executive officer of the Corporation.

     Section 4.   Power to Vote Stock. Unless otherwise ordered by the Board of
                  -------------------
Directors, either the Chairman or President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and

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powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE V

                                 Capital Stock
                                 -------------

     Section 1.   Certificates of Stock. Certificates representing shares of
                  ---------------------
stock of the Corporation shall be in such form complying with the statute as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board, or a Vice-Chairman of the Board or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

     Section 2.   Transfer of Stock. Shares of capital stock of the Corporation
                  -----------------
shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

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     Section 3.   Ownership of Stock. The Corporation shall be entitled to
                  ------------------
treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not expressly provided by law.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

     Section 1.   Corporate Seal. The seal of the Corporation shall be circular
                  --------------
in form and shall contain the name of the Corporation and the year and State of incorporation.

     Section 2.   Fiscal Year. The Board of Directors shall have power to fix,
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and from time to time to change, the fiscal year of the Corporation.


                                  ARTICLE VII

                                   Amendment
                                   ---------

     The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation subject to the power of the stockholders to amend or repeal the By-Laws made or altered by the Board of Directors.

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                                 ARTICLE VIII

                                Indemnification
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     The Corporation shall indemnify, to the extent permitted by the General
Corporation Law of Delaware as amended from time to time, (a) each of its present and former officers and directors, and (b) each of its present or former officers, directors, agents or employees who are serving or have served at the request of the Corporation as an officer, director or partner (or in any similar position) of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of the Corporation by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in the Corporation or in another Corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall inure to the benefit of the heirs, executors and administrators of any indemnified person. To the extent permitted by the General Corporation Law of Delaware, under general or specific authority granted by the Board of Directors, (a) the Corporation by specific action of the Board of Directors may furnish such indemnification to its agents and employees with respect to their activities on behalf of the Corporation; (b) the Corporation by specific action of the Board of Directors may furnish such indemnification to each present or former officer, director, employee or agent of a constituent Corporation absorbed in a consolidation or merger with the Corporation and to each officer, director, agent or employee who is or was serving at the request of such constituent Corporation as an officer, director, agent or employee of an other

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Corporation, partnership, joint venture, trust or other enterprise; and (c) the
Corporation may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify as provided in this Article.

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